Exhibit 10.17a

 AMENDMENT TO EQUIPMENT LEASE AGREEMENT

This AMENDMENT TO EQUIPMENT LEASE AGREEMENT (this “Amendment”) is made and entered into effective as of the 3rd day of January, 2012, by and between GK FINANCING, LLC, a California limited liability company (“GKF”), and FORT SANDERS REGIONAL MEDICAL CENTER, a Tennessee not for profit corporation (“Medical Center”), with reference to the following facts:

RECITALS

WHEREAS, GKF and Medical Center have entered into a certain Equipment Lease Agreement dated May 1, 2010 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.             Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Agreement.

2.             Additional Covenants of Medical Center. The following sentence is hereby added to Section 10.1 of the Agreement (Additional Covenants of Medical Center):

"In recognition of (i) the turnover and/or replacement from time to time of physician and non-physician personnel from the Gamma Knife teams, and (ii) the importance of proper training of Gamma Knife team members, the parties agree that actual tuition costs incurred (but excluding travel costs for physician personnel and entertainment costs for physician and non-physician personnel) related to personnel training shall be reimbursed by GKF to the appropriate physician and non-physician personnel (and not to Medical Center), subject to production of receipts and any reasonably requested documentation, and such costs shall not be deemed to be a Medical Center Direct Operating Expense."

3.             Miscellaneous. This Amendment may be executed in separate counterparts and may be delivered by fax or electronic mail, each of which when so executed and delivered shall be an original, but all of which counterparts shall together constitute the same instrument. The captions and paragraph headings used herein are for convenience only and shall not be used in construing or interpreting this Amendment. Except as amended by this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect. To the extent any of the terms of the Agreement conflict with the terms of this Amendment, the terms and provisions of this Amendment shall prevail and control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

GKF:		Medical Center:

GK FINANCING, LLC		FORT SANDERS REGIONAL MEDICAL CENTER

By:	/s/ Ernest A. Bates	By:	/s/ Keith N. Altshuler
	Ernest A. Bates, M.D.		Keith N. Altshuler, FACHE
	Policy Committee Member		President & Chief Administrative Officer